PROMISSORY NOTE

$300,000	THREE HUNDRED THOUSAND DOLLARS
          FOR VALUE RECEIVED, Cloudtech Sensors, Inc., formerly known as Advanced Products Group, Inc., corporation formed under the laws of the State of Delaware, (hereinafter “PAYOR” or “Cloudtech”) does hereby promise to pay to Edward J. da Parma his legal representatives, successors, and/or assigns or to bearer (hereinafter, the “PAYEE”) THREE HUNDRED THOUSAND ($300,000.00) DOLLARS, pursuant to the terms of this Note, in conjunction with the Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2007, entered into by and between the PAYOR and Cloudtech Sensors, Inc., a corporation formed under the laws of the State of Delaware, which merged with and into the PAYOR, effective May 31, 2007 (“Old Cloudtech”) (the “Amended Merger Agreement”) (the terms and conditions thereof to be incorporated herein by reference), for the payment of any remaining liabilities or obligations of the PAYOR, prior to the Effective Date of the Merger Agreement.
          PAYOR agrees to pay in conformity with the following terms:
1. Revokes Prior Notes. This Note hereby replaces and supersedes the Old Cloudtech promissory note, dated February 27, 2007, which was terminated by operation of law in the Amended Merger Agreement.
2. Payments and Maturity Date.
2.1	Payment Structure. Payment shall be made in a lump-sum payment due within five (5) business days after PAYOR raises at least one-million three hundred thousand dollars ($1,300,000) in a private transaction from third party sources in net sales of equity after payment of transaction fees (the “Maturity Date”).

2.2	Prepayment: Prepayment may be made under this Note in whole or in part, without penalty.
3. Event of Default.
3.1	Definition. Any of the following shall constitute an “Event of Default” under this Note:
(a)	the failure of the PAYOR to make when due any payment past the Maturity Date;
(b)	the application for the appointment of a receiver for the PAYOR, or the filing of a petition under any provisions of the United States Bankruptcy Code by or against the PAYOR or any assignment for the benefit of creditors by or against the PAYOR;

(c)	the entry of a judgment against the PAYOR or the issuance or service of any attachment, levy or garnishment against the PAYOR or the property of the PAYOR; or
(d)	the occurrence of any material default or breach that is continuing under the provisions of any other written agreement between the PAYOR and the PAYEE.
3.2	Remedies upon Event of Default. Upon the occurrence of an Event of Default under this Note the following shall occur:
(a)	Acceleration. The entire unpaid principal balance of this Note (together with all accrued and unpaid interest and late charges) shall, at the option of the PAYEE, become immediately due and payable without notice or demand;
(b)	Payment of Fees. If collection proceedings are instituted, then the PAYOR agrees to pay all reasonable attorney fees and costs of collection; and
4. Waiver of Presentment. PAYOR hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereto.
5. Waiver of Jury Trial. The PAYOR and PAYEE of this note hereby agree to waive trial by jury in any action or proceeding arising on, out of, by reason of or in connection with this note.
6. Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender.
7. Setoff rights. The PAYOR shall have a right of setoff for any damages by Advanced Products Group, Inc.’s (the Delaware corporate entity that existed prior to the Effective Time of the Merger, as defined in the Amended Merger Agreement) breach of representations, covenants or warranties set forth in the Amended Merger Agreement in accordance with Section 8.1 of the Amended Merger Agreement.
8. No Waiver for Delay. Neither the failure or delay on the part of the PAYEE of this Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall a single or partial exercise of any such right, power or privilege preclude any other or future exercise of any right, power or privilege.
9. Amendments. This Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, damage, modification or discharge is sought.
10. Governing Law. All questions relating to this Note shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed by their duly authorized officers as of the date written below.

Dated:	September 27, 2007

CLOUDTECH SENSORS, INC.

/s/ James L. Trichon

James L. Trichon President and Chief Executive Officer

/s/ Kenneth S. Rosenzweig

Kenneth S. Rosenzweig
Secretary and Treasurer
[Signature Page to the Promissory Note]

3